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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Associated Banc-Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☑ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

March 16, 2006
To Our Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CST) on Wednesday, April 26, 2006, at the Milwaukee Art Museum, 700 North Art Museum Drive, Milwaukee, Wisconsin. Beginning at 10:00 a.m., we will again present an economic/investment update. Associated’s Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors. A continental breakfast is planned for 9:00 a.m.
The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.
Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.
Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. In the alternative, you may vote your shares via the Internet. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted on the Internet. The Board of Directors joins us in hoping that you will attend.
For your convenience, we are providing space on the proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated Banc-Corp. If you prefer, you may e-mail comments or questions to shareholders@associatedbank.com.
Sincerely,
Robert C. Gallagher
Chairman of the Board
Paul S. Beideman
President and CEO

1200 Hansen Road
Green Bay, Wisconsin 54304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 26, 2006
Holders of Common Stock of Associated Banc-Corp:
The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Milwaukee Art Museum, 700 North Art Museum Drive, Milwaukee, Wisconsin, on Wednesday, April 26, 2006, at 11:00 a.m. (CST) for the purpose of considering and voting on:

1.	The election of three directors into Class B. The Board of Directors’ nominees are named in the accompanying Proxy Statement.

2.	The proposal to approve the Amended and Restated Articles of Incorporation to eliminate the classification of the board of directors.

3.	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2006.

4.	Such other business as may properly come before the meeting and all adjournments thereof.
The Board of Directors has fixed February 17, 2006, as the record date for determining the shareholders of Associated Banc-Corp entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated Banc-Corp of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.
Brian R. Bodager
Executive Vice President,
Chief Administrative Officer,
General Counsel & Corporate Secretary
Green Bay, Wisconsin
March 16, 2006
YOUR VOTE IS IMPORTANT
YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED BANC-CORP IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

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PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Recommendation of the Board of Directors	30
OTHER MATTERS THAT MAY COME BEFORE THE MEETING	30
SHAREHOLDER PROPOSALS	30
Appendix A — Audit Committee Charter	A-1
Appendix B — Amended and Restated Articles of Incorporation	B-1

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1200 Hansen Road
Green Bay, Wisconsin 54304

PROXY STATEMENT
ANNUAL MEETING — APRIL 26, 2006
Information Regarding Proxies
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Associated Banc-Corp, hereinafter called “Associated,” to be voted at the Annual Meeting of Shareholders on Wednesday, April 26, 2006, and at any and all adjournments thereof.
Solicitation of proxies by mail is expected to commence on March 16, 2006, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone or personal interview. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expenses.
Votes cast by proxy or in person at the Annual Meeting will be tabulated by three judges of election who are members of the Board and who will determine whether or not a quorum is present. The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The judges of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.
Shareholders are urged to sign, date, and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Shareholders of record can also give proxies using the Internet. The Internet voting procedures are designed to authenticate Associated’s shareholders’ identities, to allow Associated’s shareholders to give their voting instructions, and to confirm that Associated’s shareholders’ instructions have been recorded properly. Shareholders who wish to vote over the Internet should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.
Any Associated shareholder of record desiring to vote over the Internet will be required to enter the unique control number imprinted on such holder’s Associated proxy card and, therefore, should have their Associated proxy card in hand when initiating the session. To vote over the Internet, log on to the website www.proxyvote.com, and follow the simple instructions provided. Instructions are also included on the proxy card.
Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary of Associated a written revocation or a duly executed proxy bearing a later date. Such proxies may not be revoked via the Internet.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees as directors, “FOR” the proposal to approve the Amended and Restated Articles of Incorporation to eliminate the classification of the board of directors, and “FOR” the ratification of selection of KPMG LLP as independent registered public accounting firm.
The Corporate Secretary of Associated is Brian R. Bodager, 1200 Hansen Road, Green Bay, Wisconsin 54304.
Record Date and Voting Securities
The Board has fixed the close of business on February 17, 2006, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its common stock, $0.01 par value (“Common Stock”), of which 135,958,393 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.
Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.
Corporate Report and Form 10-K Annual Report
The 2005 Corporate Report of Associated, which includes historical consolidated balance sheets, statements of income, and per share and selected financial data for the years ended December 31, 2000 through 2005, and the 2005 Form 10-K Annual Report have been mailed concurrently with this Proxy Statement to shareholders of record. The 2005 Corporate Report and the 2005 Form 10-K Annual Report do not constitute a part of the proxy material.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated’s business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by officers of Associated.
Pursuant to the Articles of Incorporation of Associated, the Board is currently classified into three classes, as nearly equal in size as possible, with each class of directors serving staggered three-year terms, designated as Class A, Class B, and Class C. This year, shareholders are being asked to consider a proposal to eliminate the current classes of directors. Karen T. Beckwith, Ronald R. Harder, and J. Douglas Quick are nominated for election at the Annual Meeting to serve as Class B directors for a three-year term to expire in April 2009. Mr. Harry B. Conlon, a Class B director, has elected to retire from the Board of Directors effective as of the 2006 Annual Meeting. Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as Class B directors. The three nominees in Class B receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Associated’s Corporate Governance Guidelines set forth procedures if a nominee is elected but receives a majority of “withheld” votes. In an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation. The

Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.
The nominees have consented to serve, if elected, and as of the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve. Correspondence may be directed to nominees at Associated’s executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the nominees.
The information presented below as to principal occupation and shares of Common Stock beneficially owned as of February 28, 2006, is based in part on information received from the respective persons and in part from the records of Associated.
Nominees for Election to the Board of Directors
Class B Directors, Terms Expiring April 2009
Karen T. Beckwith has been a director of Associated since April 2004. She is president and CEO of Gelco Information Network, a privately held provider of transaction and information processing systems to corporations and government agencies, based in Eden Prairie, Minnesota. She joined Gelco in 1999 as the chief financial officer of Gelco Information Network; she then served as chief operating officer of the company’s Trade Management Group, a division of Gelco Information Network, and was named its president and CEO in 2001. In January 2003, she was named president and CEO of Gelco Information Network. Before joining Gelco, she was with Ceridian Corp. for four years, most recently as senior vice president for business development and integration with Ceridian Employer Services. She also served as the person responsible for external financial reporting for Deluxe Corp., and as an auditor for the accounting firm of Deloitte, Haskins and Sells in Minneapolis. She serves on the board of directors of CNS, Inc., the makers of Breathe Right Nasal Strips and other health-related products, and on the board of H-G Holdings Inc., the parent company of Gelco. Age: 46.
Ronald R. Harder has been a director of Associated since July 1991. He has been the President and Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, since 1982 and has been an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals. Age: 62.
J. Douglas Quick has been a director of Associated since July 1991. He has been President and Chief Executive Officer of Lakeside Foods, Inc., Manitowoc, Wisconsin, since 1986. Lakeside Foods, Inc. is a food processor of a diverse line of food products sold throughout the United States and the world. Age: 59.
Recommendation of the Board of Directors
The Board recommends that shareholders vote FOR the election of Ms. Beckwith and Messrs. Harder and Quick to the Board of Directors.
Affirmative Determinations Regarding
Director Independence
Associated’s Board has considered the independence of the nominees for election at the Annual Meeting and the continuing directors under the corporate governance rules of the Nasdaq National Market (“Nasdaq”). The Board has determined that all of the nominees and continuing directors are independent under the Nasdaq corporate governance rules, except for Mr. Gallagher, Chairman of the Board and former President and Chief Executive Officer of Associated; Mr. Beideman, CEO and President of Associated; and Mr. Rusch, former President and Chief Executive Officer of First

Federal Capital Corp, a company acquired by Associated in October 2004. Messrs. Gallagher, Beideman, and Rusch are not independent because of their service as executive officers of Associated or a predecessor corporation, and not due to any other transactions or relationships.
Directors Continuing in Office
Class A Directors, Terms Expiring April 2008
Ruth M. Crowley has been a director of Associated since February 2004. She is the President of Motorsports Authentics, a merchandise retailer for Speedway Corporation and Speedway Motorsports, Inc. as of March 1, 2006. She was Vice President, General Merchandise, of Harley-Davidson, Inc. from 2000 to February 2006. From 1998 to 2000, she was Senior Vice President — Retail and Recreation Group, of Universal Studios in California, and has held management positions in many sectors of the retail industry since 1985. Age: 46.
William R. Hutchinson has been a director of Associated since April 1994. He is President of W. R. Hutchinson & Associates, Inc., an energy industry consulting company, since April 2001. Previously, he was Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001 and has held the positions of Vice President, Financial Operations, Treasurer, Controller, and Vice President — Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 through January 1999. He was a director of Associated Bank Chicago, a former wholly owned subsidiary of Associated, from 1981 to June 2005. Mr. Hutchinson also serves as an independent director of 45 open- and closed-end funds in the Legg Mason Inc. Fund Complex. Age: 63.
Richard T. Lommen has been a director of Associated since October 2004. He has been President of Courtesy Corporation, a McDonald’s franchisee, located in La Crosse, Wisconsin, since 1968. Mr. Lommen served as Vice Chairman of the Board of First Federal Capital Corp, which was acquired by Associated in October 2004, since April 2002. Age: 61.
John C. Seramur has been a director and Vice Chairman of Associated since October 1997. He is presently retired. He was President, Chief Executive Officer, and Chief Operating Officer of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and its subsidiary, First Financial Bank, from 1966 to 1998. Mr. Seramur also serves as a director of Vita Food Products, Inc. and a director of Associated Trust Company, National Association, a wholly owned subsidiary of Associated. Age: 63.
Class C Directors, Terms Expiring April 2007
Paul S. Beideman has been CEO and President of Associated since April 2003. He has served on the Board since July 2003. From 1989 to 2003, he served in various management positions with Mellon Financial Corporation, and in particular, from 1999 to 2003, he was chairman of their Mid-Atlantic Region, and from 1994 to 2002, he was the Executive Vice President, Retail Financial Services. He has been President and a director of Associated Bank, National Association, an affiliate of Associated, since July 2003. Age: 56.
Robert C. Gallagher has been a director of Associated since January 1982. He has served as non-executive Chairman of the Board of Associated since April 2003 and he served as Chairman, President, and Chief Executive Officer of Associated from January 2003 to April 2003. He served as President and Chief Executive Officer of Associated from April 2000 to January 2003, as President and Chief Operating Officer of Associated from October 1998 to April 2000, as Vice Chairman of Associated from July 1996 to April 1999, and as Executive Vice President from January 1982 to April 1999. Mr. Gallagher also serves as a director of WPS Resources Corporation. Age: 67.

John C. Meng has been a director of Associated since January 1991. He has served as Chairman of the Board of Schreiber Foods, Inc., Green Bay, Wisconsin, since October 1999. Schreiber Foods, Inc. markets cheese products to the food service industry and national retailers. He has served as a director of Schreiber Foods, Inc. since 1978 and as an officer since 1974, including Chairman, President, and Chief Executive Officer from May 1999 to October 1999, President and Chief Executive Officer from December 1989 to May 1999, and President and Chief Operating Officer from 1985 to 1989. Mr. Meng also serves as a director of WPS Resources Corporation. Age: 61.
Jack C. Rusch has been a director of Associated since October 2004. He is presently a consultant to Associated. He has served as President, Chief Executive Officer, and a director of First Federal Capital Corp and First Federal Capital Bank from January 2001 until it was acquired by Associated in October 2004. He also served as President, Chief Operating Officer, and a director of First Federal Capital Corp and First Federal Capital Bank from August 2000 to January 2001; Executive Vice President, Treasurer, and Chief Financial Officer of First Federal Capital Corp and First Federal Capital Bank from March 1992 until August 2000; Senior Vice President, Treasurer, and Chief Financial Officer of First Federal Capital Corp and First Federal Capital Bank from June 1989 until March 1992; Senior Vice President of First Federal Savings Bank of La Crosse from 1986 until June 1989; and prior thereto, Vice President-Finance of First Federal Savings Bank of La Crosse. Age: 59.
INFORMATION ABOUT THE BOARD OF DIRECTORS
Board Committees and Meeting Attendance
The Board held five meetings during 2005. All of the directors attended at least 75% of the total number of meetings of the Board and its committees of which they were members. The Board convened an executive session of its independent directors at three of its regular board meetings held in 2005. The Board has adopted Corporate Governance Guidelines, including a Code of Ethics for Directors & Executive Officers, which can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.” Associated’s executive officers, as employees of Associated, are also subject to the Associate Code of Conduct.
The Audit Committee of the Board of Directors (the “Audit Committee”), composed of Ms. Beckwith and Messrs. Harder (Chairman) and Hutchinson, all of whom are outside directors who meet the independence requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq corporate governance rules, held ten meetings during 2005. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent registered public accounting firm its plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, reviews and approves the general nature of audit services by the independent registered public accounting firm, and reviews quarterly and annual financial statements issued by Associated. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, subject to ratification by the shareholders at the Annual Meeting. Both the internal auditors and the independent registered accounting firm meet periodically with the Audit Committee and have free access to the Audit Committee at any time. The Charter of the Audit Committee can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.”
The Administrative Committee of the Board of Directors (the “Administrative Committee”), composed of Messrs. Meng, Quick (Chairman), and Seramur, all of whom are outside directors who meet the independence requirements set forth in Nasdaq corporate governance rules, held two meetings in 2005. The Administrative Committee’s functions during 2005 included, among other duties directed by the Board, corporate governance oversight, administration of Associated’s executive compensation and employee benefit programs, and review and recommendation of the committee charters for Board approval, corporate governance guidelines, and the Code of Ethics for

Directors and Executive Officers. The functions of the Administrative Committee were divided into two new committees in July 2005. The newly formed committees are the Compensation and Benefits Committee and the Corporate Governance Committee.
The Compensation and Benefits Committee of the Board of Directors (the “Compensation and Benefits Committee”), composed of Ms. Crowley and Messrs. Meng (Chairman) and Seramur, all of whom are outside directors who meet the independence requirements set forth in the Nasdaq corporate governance rules, held four meetings in 2005. The Compensation and Benefits Committee’s functions during 2005 included, among other duties directed by the Board, administration of Associated’s executive compensation and employee benefit programs. The Charter of the Compensation and Benefits Committee can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.”
The Corporate Governance Committee of the Board of Directors (the “Corporate Governance Committee”), composed of Messrs. Conlon, Lommen, and Quick (Chairman), all of whom are outside directors who meet the independence requirements set forth in the Nasdaq corporate governance rules, held two meetings in 2005. The Corporate Governance Committee’s functions during 2005 included corporate governance oversight, review and recommendation for Board approval of Board and committee charters and the Code of Ethics for Directors and Executive Officers. The Corporate Governance Committee also reviews the structure and composition of the Board, considers qualification requirements for continued Board service, and recruits new director candidates. The Code of Ethics for Directors and Executive Officers and the Charter of the Corporate Governance Committee can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.”
The Corporate Development Committee of the Board of Directors (the “Corporate Development Committee”), composed of Messrs. Beideman (Chairman), Conlon, Gallagher, Hutchinson, Rusch, and Seramur, three of whom (Messrs. Conlon, Hutchinson, and Seramur) are outside directors who meet the independence requirements set forth in the Nasdaq corporate governance rules, held one meeting in 2005. The Corporate Development Committee’s functions during 2005 included, among other duties directed by the Board, reviewing and recommending to the Board proposals for acquisition or expansion activities. The charter of the Corporate Development Committee can be found on Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.”
It is Associated’s policy that all of Associated’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2005 Annual Meeting of Shareholders and all of the other directors attended the 2005 Annual Meeting of Shareholders, and Associated expects all nominees and directors to attend the 2006 Annual Meeting of Shareholders.
Director Nominee Recommendations
The Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with this section under the same criteria as any other potential nominee. The Corporate Governance Committee believes that a nominee recommended for a position on the Board must have an appropriate mix of director characteristics, experience, diverse perspectives, and skills. Qualifications for nomination as a director can be found in the Corporate Governance Committee Charter. At a minimum, the core competencies should include accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning.
A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304 that sets forth (i) the name, address

(business and residence), date of birth, and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (ii) the number of shares of Common Stock beneficially owned (as defined by Section 13(d) of the Exchange Act) by each such proposed nominee; (iii) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; and (iv) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of Common Stock beneficially owned (as defined by Section 13(d) of the Exchange Act ) by the shareholder making the recommendation. Associated may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of Associated.
Communications between Shareholders and the Board of Directors
Associated’s Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, or by e-mail to shareholders@associatedbank.com. All communications will be compiled by Associated’s Corporate Secretary and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Associated or Associated’s business, or communications that relate to improper or irrelevant topics.
Director Compensation
Associated compensates each non-employee director for services by payment of an annual retainer and meeting fees. Each director also receives reimbursement of out-of-pocket expenses related to attending Board and committee meetings. For the year ended December 31, 2005, the annual retainer was $20,000, and the meeting fee was $1,500 for each Board meeting attended. The directors received $1,000 for each committee meeting attended, with an additional annual retainer of $5,000 to the Committee chairman. The Chairman of the Board received an additional $100,000 retainer. Additionally, each non-employee director received a contribution of $35,000 in Associated Common Stock to the Associated Banc-Corp Director’s Deferred Compensation Plan in 2005. Directors who are employees of Associated or its affiliates do not receive separate compensation for their services as directors.
On January 25, 2006, the Board, upon the recommendation of the Compensation and Benefits Committee of the Board, approved the 2006 Board of Directors fees. Beginning in January 2006, the annual retainer is $25,000, and the meeting fee is $1,500 for each board meeting attended. The directors serving on Associated’s Audit Committee of the Board will receive fees of $1,500 per meeting attended, and the Audit Committee chairman will receive an additional annual retainer of $7,500. The non-employee directors serving on the Compensation and Benefits Committee, the Corporate Governance Committee, and the Corporate Development Committee will continue to receive $1,000 for each committee meeting attended, with an additional annual retainer of $5,000 to each committee’s chairman. The Chairman of the Board will continue to receive an additional $100,000 annual retainer. The common stock contribution to the Associated Banc-Corp Director’s Deferred Compensation Plan will be $40,000 of the Company’s common stock for each non-employee director for 2006. See “Compensation Agreements and Incentive Plans” and “Certain Relationships and Related Transactions.”

INFORMATION ABOUT THE EXECUTIVE OFFICERS
The following is a list of names and ages of executive officers of Associated indicating all positions and offices held by each such person and each such person’s principal occupation(s) or employment during the past five years. Officers are appointed annually by the Board of Directors at the meeting of directors immediately following the annual meeting of shareholders. There are no family relationships among these officers nor any arrangement or understanding between any officer and any other person pursuant to which the officer was selected. No person other than those listed below has been chosen to become an executive officer of Associated.
Paul S. Beideman serves as the President & Chief Executive Officer and a director of Associated. He also serves as the Chairman and President of Associated Bank, National Association (a subsidiary of Associated). From 1999 to April 2003, he served as chairman of Mellon Financial Corporation’s Mid-Atlantic Region and from 1994 to 2002 also served as their Executive Vice President, Retail Financial Services. He was first elected an executive officer of Associated on April 23, 2003. Age: 56.
David A. Baumgarten serves as the Executive Vice President, Regional Banking, of Associated and Associated Bank, National Association. He also serves as a director of Associated Bank, National Association, and a director of Associated Financial Group, LLC (a subsidiary of Associated Bank, National Association). He has also served as Regional President of the Bank’s Southeast region from May 2001 to the present. He was first elected an executive officer of Associated on December 15, 2005. Age: 54.
Brian R. Bodager serves as the Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Associated and Associated Bank, National Association. He also serves as a director of Associated Bank, National Association, and Executive Vice President, Secretary, and director of Associated Trust Company, National Association (subsidiaries of Associated). He is also a director of the following subsidiaries and affiliates of Associated: Associated Financial Group, LLC, Associated Investment Services, Inc., Associated Wisconsin Investment Corp., Associated Minnesota Investment Corp., Associated Illinois Investment Corp., Associated Wisconsin Real Estate Corp., Associated Minnesota Real Estate Corp., Associated Illinois Real Estate Corp., First Enterprises, Inc., First Reinsurance, Inc., Banc Life Insurance Corporation, Associated Mortgage Reinsurance, Inc., Associated Banc-Corp Founders Scholarship Fund, and Associated Banc-Corp Foundation. He was first elected an executive officer of Associated on July 22, 1992. Age: 50.
Judith M. Docter serves as Executive Vice President, Director, Human Resources, of Associated and Associated Bank, National Association. She is also a director of Associated Bank, National Association. She was Senior Vice President, Director of Organizational Development, for Associated from May 2002 to November 2005. From March 1992 to May 2002 she served as Director of Human Resources for Associated Bank, National Association, Fox Valley Region and Wealth Management. She has worked in the human resource profession for more than 27 years, including 14 years with Associated. She was first elected an executive officer of Associated on November 10, 2005. Age: 45.
John P. Evans serves as Executive Vice President, Commercial Banking, of Associated and Associated Bank, National Association. From April 2004 to December 2004, he was Senior Vice President, Business Banking of Associated and Regional President of Associated Bank, National Association, and from August 1993 to April 2004, he was Regional President of the North Region of Associated Bank, National Association. He currently serves as a director of Associated Bank, National Association, and Riverside Finance, Inc., wholly owned subsidiaries of Associated. He was first elected an executive officer of Associated on April 28, 2004. Age: 56.
Robert J. Johnson serves as Executive Vice President; Director, Corporate Human Resources, of Associated and Associated Bank, National Association. He is also a director of Associated Bank,

National Association, and Associated Financial Group, LLC. He was first elected an executive officer of Associated on January 22, 1997. Mr. Johnson has indicated that he will retire mid-year 2006. Age: 60.
Gordon C. King serves as the Executive Vice President, Chief Credit Officer, of Associated and Associated Bank, National Association. From 1996 to October 2001, he was the Senior Vice President and Credit Administration Manager of Associated Bank Milwaukee (a former subsidiary of Associated). He is a director of Associated Bank, National Association, and Associated Commercial Finance, Inc., wholly owned subsidiaries of Associated. He was first elected an executive officer of Associated on January 22, 2003. Age: 44.
Nancy A. Maas serves as Executive Vice President; Chief Marketing Officer, of Associated and Associated Bank, National Association. She started with Associated in March 2005 and brings more than 25 years of financial services experience to Associated. She is also a director of Associated Bank, National Association. From 1998 to March 2005, she was with a Milwaukee-based bank holding company as Senior Vice President and Director of Corporate Marketing. She was first elected an executive officer of Associated on April 27, 2005. Age: 46.
Mark J. McMullen serves as Executive Vice President, Director, Wealth Management, of Associated and Associated Bank, National Association. He is also a director of Associated Bank, National Association; Chairman and Chief Executive Officer of Associated Trust Company, National Association; Chairman of the Board of Associated Investment Services, Inc.; and Chairman of the Board of Associated Financial Group, LLC. He is also a director of ASBC Investment Corp. and First Cap Holdings, Inc. (subsidiaries of Associated Bank, National Association). He was first elected an officer of Associated on June 2, 1981, and an executive officer of Associated on April 25, 2001. Age: 57.
Donald E. Peters served as the Executive Vice President, Director, Systems and Operations, of Associated and Associated Bank, National Association. He also held positions as a director of Associated Bank, National Association, a director of Associated Trust Company, National Association, and a director of Associated Investment Services, Inc. He was first elected an executive officer of Associated on October 27, 1997. Mr. Peters retired from Associated in February 2006. Age: 56.
Mark D. Quinlan serves as Executive Vice President and Chief Information Officer, Director of Operations and Technology, of Associated and Associated Bank, National Association. He brings over 20 years of experience in financial services, including information technology leadership roles of increasing responsibility in several banks. From November 2004 to November 2005, Mr. Quinlan served in a consultative role for an Ohio bank as the interim Chief Technology Officer. He was Chief Information Officer for an Ohio-based insurance and investment firm from 2001 to 2003 and an Ohio-based financial institution from 2003 to 2004. He was an executive officer of an Ohio-based bank from 1995 to 2001. He was first elected an executive officer of Associated on November 10, 2005. Age: 45.
Teresa A. Rosengarten serves as the Executive Vice President, Retail Banking, of Associated and Associated Bank, National Association. From October 2000 to September 2003, she was the Treasurer of Associated. She serves as a director of Associated Bank, National Association. She was first elected an executive officer of Associated on October 25, 2000. Age: 45.
Joseph B. Selner serves as Executive Vice President, Chief Financial Officer, of Associated and Associated Bank, National Association. He also holds positions as a director of Associated Bank, National Association, Associated Trust Company, National Association, Associated Investment Services, Inc., ASBC Investment Corp., Associated Wisconsin Real Estate Corp., Associated Minnesota Real Estate Corp., Associated Illinois Real Estate Corp., First Cap Holdings, Inc., First Enterprises, Inc., First Reinsurance, Inc., Banc Life Insurance Corporation, Associated Banc-Corp Founders Scholarship Fund, and Associated Banc-Corp Foundation. He was first elected an executive officer of Associated on January 25, 1978. Age: 59.

Gordon J. Weber serves as the Executive Vice President, Corporate Banking, of Associated and Associated Bank, National Association. He also is a director of Associated Bank, National Association, Associated Trust Company, National Association, and Riverside Finance, Inc. From 1973 to April 2001, he was the President, Chief Executive Officer, and a director of former subsidiary banks of Associated. He was first elected an executive officer of Associated on April 25, 2001. Age: 58.
Arthur E. Olsen, III serves as the Senior Vice President, General Auditor, of Associated. He was first elected an executive officer of Associated on July 28, 1993. Age: 54.
STOCK OWNERSHIP
Security Ownership of Beneficial Owners
As of February 28, 2006, Associated Trust Company, National Association, a wholly owned subsidiary of Associated, was, in a fiduciary capacity, the beneficial owner of 8,110,737 shares of Common Stock, constituting 5.96% of Associated’s outstanding shares entitled to vote. Such ownership is in the capacity of fiduciary with voting and/or investment power. As a result, Associated may be deemed to indirectly beneficially own such shares. As of December 31, 2005, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors, NA, Barclays Global Fund Advisors, and Barclays Global Investors, Ltd., were the beneficial owners in the aggregate of 7,991,271 shares of Common Stock, constituting 5.86% of Associated’s outstanding shares entitled to vote. No other person is known to Associated to own beneficially more than 5% of the outstanding shares entitled to vote. The information set forth below is reflective of the foregoing.

	Amount and Nature of
	Beneficial Ownership	Percent
Name and Address	(1)(2)	Of Class

Associated Trust Company, National Association
401 East Kilbourn Avenue	8,110,737(3)	5.96%
Milwaukee, Wisconsin 53202
Barclays Global Investors Japan Trust and Banking Company Limited	7,991,271(4)	5.86%
Ebisu Prime Square Tower 8th Floor
1-1-39 Hiroo Shibuya-Ku
Tokyo 150-0012 Japan

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

(2)	In its capacity as fiduciary, the beneficial holder exercises voting power where authority has been granted. In other instances, the beneficial holder solicits voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.

(3)	In the capacity of fiduciary, included are 6,876,457 shares with sole voting power; 80,929 shares with shared voting power; 7,725,352 shares with sole investment power; and 385,385 shares with shared investment power.

(4)	In the capacity of fiduciary, included are 7,202,142 shares with sole voting power and 7,991,271 shares with sole investment power.

Security Ownership of Management
Listed below is information as of February 28, 2006, concerning beneficial ownership of Common Stock for each director and Named Executive Officer (defined below) and by directors and executive officers as a group.

	Amount and Nature of	Shares Issuable Within
Name of Beneficial Owner	Beneficial Ownership(1)	60 Days(2)	Percent of Class

Directors
Karen T. Beckwith	530	0	*
Paul S. Beideman	408,124	284,475	*
Harry B. Conlon	557,397	249,590	*
Ruth M. Crowley	1,922	0	*
Robert C. Gallagher	803,485	369,013	*
Ronald R. Harder	18,498	5,444	*
William R. Hutchinson	32,644	6,022	*
Richard T. Lommen	131,822	16,764	*
John C. Meng	66,258	11,466	*
J. Douglas Quick	56,439	11,466	*
Jack C. Rusch	99,959	0	*
John C. Seramur	595,831	11,466	*
Named Executive Officers
Mark J. McMullen	428,784	302,555	*
Donald E. Peters	406,551	167,139	*
Joseph B. Selner	462,890	336,915	*
Gordon J. Weber	467,464	304,827	*
All Directors and Executive Officers as a group (26 persons)	5,905,649	3,214,123	4.34%

*	Denotes percentage is less than 1%.

(1)	Amount of beneficial ownership includes shares issuable within 60 days upon exercise of stock options owned and/or restricted stock awards for each of the listed beneficial owners.

(2)	Shares subject to options exercisable within 60 days of February 28, 2006.
All shares reported above are owned with voting and investment power in those persons whose names are listed above or by their spouses. Some shares may be owned in joint tenancy, by a spouse, or in the names of minor children.

EXECUTIVE COMPENSATION
The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to Associated and affiliates for the fiscal years ended December 31, 2005, 2004, and 2003, of the persons who served as Chief Executive Officer of Associated and the other four (4) most highly compensated executive officers of Associated during the fiscal year ended December 31, 2005 (the “Named Executive Officers”).
Summary Compensation Table

						Long-Term Compensation

						Awards
		Annual Compensation(1)						Payouts
							Securities
					Other Annual	Restricted	Underlying	LTIP	All Other
					Compensation	Stock	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)	Awards($)	(#)(2)	($)(3)	($)(4)

Paul S. Beideman	2005	715,846	555,400			1,692,180 (5)	134,100	605,000	114,660	(6)
President & CEO	2004	683,077	628,000			0	112,500		54,571
	2003	380,769	420,000	(7)	357,104 (7)	1,743,500 (7)	75,000	120,588	576
Gordon J. Weber	2005	368,385	140,000				62,000	379,500	90,654	(8)
Director, Corporate	2004	375,519	172,500				45,000		49,265
Banking	2003	344,231	172,500				45,000	270,000	56,441
Joseph B. Selner	2005	316,423	160,000				83,000	286,000	60,508	(9)
Chief Financial	2004	290,800	190,000				37,500		33,980
Officer	2003	259,038	140,000				37,500	198,000	40,992
Mark J. McMullen	2005	327,112	110,000				64,000	319,000	69,808	(10)
Director, Wealth	2004	312,754	155,000				37,500		36,828
Management	2003	289,231	145,000				37,500	234,000	44,969
Donald E. Peters	2005	308,169	110,000				64,000	319,000	60,804	(11)
Director, Systems &	2004	314,204	141,000				37,500		38,450
Operations	2003	289,615	120,000				37,500	243,000	47,652

(1)	Includes amounts earned and payable during the fiscal year whether or not receipt of such amounts was deferred at the election of the Named Executive Officer. All Named Executive Officers are eligible to participate in the Associated Deferred Compensation Plan. During 2005, one of the Named Executive Officers, Mr. Beideman, participated in this plan. (See “Compensation Agreements and Incentive Plans.”)

(2)	Option grants reflect a 3-for-2 stock split effected in the form of a stock dividend in 2004.

(3)	Amounts earned in 2003 and 2005 under the Associated Banc-Corp Incentive Compensation Plan (the “Incentive Compensation Plan”). (See “Compensation Agreements and Incentive Plans.”)

(4)	Contributions to the Associated Banc-Corp Profit Sharing & Retirement Savings Plan (including the 401(k) Plan) (the “Retirement Plan”) were made to the accounts of the Named Executive Officers. Contributions to the Associated Supplemental Executive Retirement Plan (the “SERP”), which provides retirement benefits to executives selected by the Compensation and Benefits Committee without regard to the limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), were made to the accounts of the Named Executive Officers. Auto expenses, club dues, and life insurance premiums were paid by Associated for the Named Executive Officers. Named Executive Officers participating in the Associated Banc-Corp Employee Stock Purchase Plan (“ESPP”) received a company matching contribution of 10% of the Named Executive Officer’s contribution for the purchase of Associated Banc-Corp common stock.

(5)	Mr. Beideman received a performance share grant in February 2005 of 51,000 shares. Upon the satisfactory completion of performance criteria, 17,000 shares may be earned on each of December 31, 2005, December 31, 2006, and December 31, 2007. Based on 2005 performance measurements, 8,500 shares of the 17,000 shares granted at December 31, 2005, have been deemed not earned. All earned shares will vest as of December 31, 2007, provided Mr. Beideman is employed by Associated on that date. The value of the award reflected in the table above is based upon the closing price of Associated stock on the date of grant of $33.18. The fair market value of the remaining 42,500 performance shares was $1,383,375 based on the closing price of Associated stock of $32.55 at December 31, 2005.

(6)	Includes payment of Retirement Plan contribution of $19,475, SERP contribution of $81,975, ESPP contribution of $5,200, auto expense reimbursement of $7,477, and life insurance premiums of $533.

(7)	Mr. Beideman earned a performance bonus of $320,000 and was paid a signing bonus of $100,000 in 2003. Mr. Beideman received payment for club dues, auto expenses, relocation costs, and tax reimbursement payments that aggregated $357,104. Mr. Beideman received a 30,000-share restricted share grant and a 45,000-share performance share grant on April 28, 2003. The value of the awards reflected in the table above is based upon the closing price of Associated stock on the date of grant of $23.25 (split adjusted). Fifteen thousand shares of the restricted share grant vest on April 28, 2006, 7,500 shares vest on April 28, 2007, and 7,500 shares vest on April 28, 2008. The fair market value of the 30,000 restricted share grant was $976,500, based on the closing price of $32.55 at December 31, 2005. Fifteen thousand shares of the performance share grant were earned at December 31, 2003, 15,000 shares of the performance share grant were earned at December 31, 2004, and 15,000 shares of the performance share grant would have been earned at December 31, 2005. Fifteen thousand shares of the performance share grant have been deemed not earned for 2005. All earned performance shares vested as of December 31, 2005. The fair market value of the remaining 30,000-share performance share grant was $976,500, based on the closing price of $32.55 at December 31, 2005.

(8)	Includes payment of Retirement Plan contribution of $19,475, SERP contribution of $44,926, auto expense reimbursement of $11,287, club dues of $14,433, and life insurance premiums of $533.

(9)	Includes payment of Retirement Plan contribution of $19,475, SERP contribution of $27,891, ESPP contribution of $195, auto expense reimbursement of $5,661, club dues of $6,753, and life insurance premiums of $533.

(10)	Includes payment of Retirement Plan contribution of $19,475, SERP contribution of $32,957, auto expense reimbursement of $7,140, club dues of $9,703, and life insurance premiums of $533.

(11)	Includes payment of Retirement Plan contribution of $19,475, SERP contribution of $32,367, auto expense reimbursement of $8,428, and life insurance premiums of $533.

Stock Option Grants
The table below provides information concerning stock options granted to the Named Executive Officers during 2005.
Option/ SAR Grants in Last Fiscal Year

Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options/SARs			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		For Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

P. S. Beideman	73,500	2.7%	33.18	2/10/2015	1,533,704	3,886,708
	60,600	2.2%	32.82	12/13/2015	1,250,803	3,169,782
G. J. Weber	35,000	1.3%	33.07	1/26/2015	727,914	1,844,677
	27,000	1.0%	32.82	12/13/2015	557,289	1,412,279
J. B. Selner	50,000	1.8%	33.07	1/26/2015	1,039,877	2,635,253
	33,000	1.2%	32.82	12/13/2015	681,131	1,726,119
M. J. McMullen	40,000	1.5%	33.07	1/26/2015	831,902	2,108,203
	24,000	.9%	32.82	12/13/2015	495,368	1,255,359
D. E. Peters	39,000	1.4%	33.07	1/26/2015	811,104	2,055,497
	25,000	.9%	32.82	12/13/2015	516,008	1,307,666

(1)	Options granted in January and February 2005 vested on June 30, 2005; options granted in December 2005 fully vested on the grant date. All options expire on the ten-year anniversary of the date of the grant.
Option Exercises and Fiscal Year-End Holdings
The following table provides information concerning the stock option exercises in 2005 and the unexercised stock options held by each Named Executive Officer as of December 31, 2005.
Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options/SARs
			FY-End(#)(2)		at FY-End($)(3)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)(4)	Exercisable	Unexercisable	Exercisable	Unexercisable

P. S. Beideman	—	—	222,600	99,000	$600,053	$487,823
G. J. Weber	39,893	$750,543	294,948	44,549	2,903,135	245,164
J. B. Selner	10,209	214,593	329,181	37,124	3,220,117	204,302
M. J. McMullen	17,015	282,432	277,806	37,124	2,676,543	204,302
D. E. Peters	40,427	548,587	142,390	37,124	820,740	204,302

(1)	The exercise price for each grant was 100% of the fair market value of the shares on the date of grant. All granted options are exercisable within ten (10) years from the date of grant. Within this period, each option is exercisable from time to time in whole or in part.

(2)	Pursuant to the current provisions of the Amended and Restated Long-Term Incentive Stock Plan (the “Stock Plan”) and the Associated Banc-Corp 2003 Long-Term Incentive Plan (the “2003 Plan”), all options and other awards under the Stock Plan shall immediately vest and become exercisable upon the occurrence of a Change in Control of Associated. Such vesting of options shall result in all options and corresponding SARs becoming immediately exercisable and all Performance Shares and other awards being immediately payable. The definition of Change of Control is substantially the same as under the Associated Change of Control Plan. See “Compensation Agreements and Incentive Plans.”

(3)	Total value of unexercised options is based on the market price of Associated common stock, as reported on The Nasdaq Stock Market on December 31, 2005, of $32.55 per share.

(4)	Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

Executive Retirement Plans
The following table sets forth, with respect to the Associated Retirement Account Plan (the “Account Plan”) and the SERP, the estimated annual retirement benefit payable at age 65 as a straight-life annuity, based on specified earnings and service levels and a benefit-indexing rate of 5%:

Average	Annual Benefit After Specified Years in Plan($)(2)
Total Annual
Compensation($)(1)	10	15	20	25	30	35	40	45

400,000	30,190	51,790	79,360	114,560	159,440	216,760	289,920	383,280
450,000	33,960	58,260	89,280	128,880	179,370	243,855	326,160	431,190
500,000	37,730	64,740	99,200	143,200	199,300	270,950	362,400	479,100
550,000	41,510	71,210	109,120	157,520	219,230	298,045	398,640	527,010
600,000	45,280	77,680	119,040	171,840	239,160	325,140	434,880	574,920
650,000	49,050	84,160	128,960	186,160	259,090	352,235	471,120	622,830
700,000	52,830	90,630	138,880	200,480	279,020	379,330	507,360	670,740
750,000	56,600	97,100	148,800	214,800	298,950	406,425	543,600	718,650
800,000	60,370	103,580	158,720	229,120	318,880	433,520	579,840	766,560
850,000	64,150	110,050	168,640	243,440	338,810	460,615	616,080	814,470
900,000	67,920	116,520	178,560	257,760	358,740	487,710	652,320	862,380
950,000	71,690	123,000	188,480	272,080	378,670	514,805	688,560	910,290
1,000,000	75,470	129,470	198,400	286,360	398,630	541,920	724,800	958,200
1,050,000	79,240	135,950	208,320	300,680	418,560	569,020	761,040	1,006,110
1,100,000	83,010	142,420	218,240	315,000	438,500	596,110	797,280	1,054,020
1,150,000	86,790	148,890	228,160	329,320	458,430	623,210	833,520	1,101,930

(1)	Reflects amounts disclosed as salary and bonus for each of the Named Executive Officers.

(2)	The retirement benefits shown above are not subject to any deductions for social security or other offsetting amounts, and the annual retirement benefits are subject to certain maximum compensation limitations under the Code (such limitation was $210,000 for 2005).
The following table sets forth, with respect to the Account Plan and the SERP for Named Executive Officers, the credited years of service to date and at age 65, as well as their average compensation for the past three years:

	Credited Years of	Credited Years of	Covered
	Service to Date	Service at Age 65	Compensation

P. S. Beideman	3	11	$1,127,697
G. J. Weber	36	42	524,378
J. B. Selner	33	39	452,087
M. J. McMullen	25	32	446,366
D. E. Peters	24	32	427,663

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
ON EXECUTIVE COMPENSATION
The Compensation and Benefits Committee. The Compensation and Benefits Committee was formed in July 2005 and its members are Ms. Crowley, and Messrs. Meng and Seramur, with Mr. Meng serving as Chairman. The Compensation and Benefits Committee supervises Associated’s executive compensation policies and programs. It also administers certain compensation and benefit arrangements as set forth in the “Compensation Agreements and Incentive Plans” section of this Proxy Statement. It determines the base salary and incentive compensation of the chief executive officer and approves base salaries and other compensation of 22 other senior executive officers who serve on the Executive Committee or are regional presidents, including the executive officers set forth in the “Executive Compensation” section of this Proxy Statement. Prior to its formation, the responsibilities of the Compensation and Benefits Committee were carried out by the Administrative Committee. The members of the Administrative Committee were Messrs. Meng, Quick, and Seramur, with Mr. Quick serving as Chairman. The Compensation and Benefits Committee must be composed of solely independent members, as that term is defined in the Nasdaq corporate governance rules. The members of the Administrative Committee were independent and the members of the Compensation and Benefits Committee are independent.
Compensation Philosophy. The Compensation and Benefits Committee believes that the compensation package for executive officers should consist of three components: (1) annual base salary, (2) annual incentive bonuses, and (3) long-term incentive awards. Associated’s compensation package is designed to align executive officers’ interests with those of shareholders. Associated’s policy is to have base salaries for executive officers that generally are near the median level for executives having comparable responsibility for financial institutions of comparable size. The Compensation and Benefits Committee believes that the executive compensation levels of financial institutions of comparable size are relevant to consider for establishing Associated’s executive compensation because Associated competes against those institutions for the services of its executives and compares its financial performance to those institutions. Annual bonuses are based on Associated’s overall and business unit financial performance goals and individual goals, on both a short-term and long-term basis. These financial goals emphasize improvement in earnings per share, return on equity, return on assets, loan quality, and expense control. Specific goals are set on an individual basis for each executive officer to reflect differences in responsibilities and other relevant factors. When annual operating plan results are exceeded, Associated’s policy permits total compensation to exceed median levels for financial institutions of comparable size. Longer-term incentives are provided through stock-based awards and a multi-year cash performance plan that are intended to directly relate a portion of the executive officer’s long-term remuneration to stock price appreciation realized by Associated’s shareholders, enhance retention of key executives and build ownership of Company stock, and align long-term compensation with performance results over a multi-year period. The multi-year cash performance plan provides awards to select executives if certain pre-established earnings goals are achieved over a period of three years.
The goal of this compensation policy is to provide competitive remuneration to attract and retain high quality executives and to provide appropriate incentives for those executives to enhance shareholder value while avoiding arrangements that could result in compensation expense that is not justified by performance. As long as this basic goal is being achieved, the Compensation and Benefits Committee relies to a great extent on the judgment of the chief executive officer in establishing salary, annual incentive bonuses, and long-term incentive compensation for executive officers other than the chief executive officer as further described below.
Independent Consultant. To assist it in supervising the compensation policy, the Compensation and Benefits Committee retained a new independent outside consultant who provides data regarding compensation practices of financial institutions. The independent outside consultant prepared and presented a report to the Compensation and Benefits Committee at its December 2005 meeting for purposes of the Committee’s compensation decisions with respect to 2005 annual incentive bonuses, incentive compensation plans, and establishing 2006 base salaries at its January 2006 meeting. The Administrative Committee awarded annual incentive bonuses for 2004 and established 2005 base compensation at its meeting in January 2005 based on the advice of Associated’s prior compensation consultant. Competitive compensation levels considered by both the Administrative Committee and the Compensation and Benefits Committee are based upon the results of several compensation surveys, a peer group analysis, and the analysis of the consultants as to the compensation of Associated’s executive officers. Adjustments are made by the consultants to the survey data to account for differences in corporate size, business lines, and position responsibilities.
Base Salaries. Salaries paid to executive officers (other than the chief executive officer) are established by the Compensation and Benefits Committee annually after reviewing the chief executive officer’s assessment of the nature of the position and the contribution and experience of the executive officer. Base salaries established in January 2005 by the Administrative Committee for executive officers as a group were near the median of competitive levels as determined by competitive market data. The chief executive officer reviews with the Compensation and Benefits Committee his recommendations for the salaries of executive officers other than the chief executive officer. The Compensation and Benefits Committee is responsible for approving or disapproving those recommendations based upon Associated’s compensation policy.
Annual Incentives. Annual incentives are awarded to executive officers at the discretion of the Compensation and Benefits Committee following the end of each year. The amount of annual incentive, if any, for each executive officer (other than the chief executive officer) is recommended to the Compensation and Benefits Committee by the chief executive officer based upon an evaluation by the chief executive officer of the achievement of the corporate-wide, business unit, and personal performance goals established for each officer by the Compensation and Benefits Committee at the beginning of the year. For 2005, corporate performance goals and business unit goals such as earnings growth, return on assets, and return on equity were considered. The Administrative Committee and the Compensation and Benefits Committee approved incentives recommended by Mr. Beideman for 2005 and 2006, respectively. Annual target incentive bonuses range from 35% to 50% of base salaries for executives below the chief executive officer. Performance goals include corporate earnings per share and pre-tax contribution and may be adjusted for other financial factors. One hundred percent of incentive bonuses are intended to qualify as performance-based compensation under Section 162(m) of the Code. Based on its assessment of individual performance results, the Compensation and Benefits Committee may increase or decrease the bonus by up to 50% of the target bonus, except if doing so would cause the executive to have greater than one million dollars in non-deductible compensation under Section 162(m). The Compensation and Benefits Committee certified achievement of the 2005 goals at its January 2006 meeting and also established and approved performance goals for 2006 that are based on substantially the same criteria.
Long-Term Incentive Awards. The Compensation and Benefits Committee administers and grants stock options and other awards under the Amended and Restated Long-Term Incentive Stock Plan (the “Stock Plan”) and the Associated Banc-Corp 2003 Long-Term Incentive Plan (the “2003 Plan”). In January 2005, the Administrative Committee granted long-term incentive awards to executive officers and other employees in the form of option grants under the 2003 Plan and under the Stock Plan, under which options for 1,338,300 shares were granted to 498 employees. These options have 10-year terms, vested on June 30, 2005, as a result of the 2003 Plan amendments approved by shareholders at the 2005 Annual Meeting, and have exercise prices equal to 100% of market value of the underlying shares on the date of grant. The Administrative Committee approved amendments to Associated’s stock option plans which provided for immediate vesting in anticipation of the impact of the Financial Accounting Standards Board’s statement, “Share-Based Payment” (“FAS 123R”), which requires the expensing of unvested options over the remaining vesting period of the options for financial statement periods beginning after July 1, 2005. The value of the shares covered by these options (estimated at the date of grant using a Black-Scholes option pricing model) ranged from about 4% of annual salary to 80% of annual salary. In December 2005, the Compensation and Benefits Committee granted long-term incentive awards to executive officers and other employees in the form of option grants under the 2003 Plan and under the Stock Plan, under which options for 1,239,450 shares were granted to 558 employees. This grant was an acceleration of the annual 2006 option grants which would have occurred in January 2006 and provided for immediate vesting in light of the impact of the expensing of unvested options. The options have exercise prices equal to 100% of market value of the underlying shares on the date of grant. The value of the shares covered by these options (estimated at the date of grant using a Black-Scholes option pricing model) ranged from about 3% of annual salary to 70% of annual salary. Because of this grant in December 2005, no grant of options occurred in January 2006. Option recipients and amounts (for employees other than the chief executive officer) were recommended to the Administrative Committee and the Compensation and Benefits Committee by the chief executive officer based upon competitive market guidelines for these positions and based upon his judgment of position and performance of each recipient and the ability of that recipient to effect overall corporate performance.
The Compensation and Benefits Committee administers the Associated Banc-Corp Incentive Compensation Plan (the “Compensation Plan”). The Compensation Plan provides for long-term cash incentives that measure performance over a series of rolling three-year periods. Goals for the 2003 — 2005, 2004 — 2006, and 2005 — 2007 periods have been based on Associated’s cumulative basic earnings per share growth over a three-year period (target payout is at 10% annual growth in basic earnings per share) multiplied by a peer group modifier. Cash incentive payments have been paid related to the 2003 — 2005 performance cycle based upon results during that period.
The Administrative Committee’s and Compensation and Benefits Committee’s award of stock options and long-term cash incentive opportunities to the chief executive officer and other executive officers in 2005 were made with consideration of the guidelines presented by the consultants. These guidelines included the value of total long-term incentive compensation targeted at the market median for performance at plan.
Chief Executive Officer Base Salary and Incentives. The 2005 base salary of $726,000 for Mr. Beideman represented an increase of $66,000, or 10% of his 2004 base salary. This amount is approximately at the competitive target of the 50th percentile of salaries paid by peer companies and was established at this level based upon Associated’s compensation policy and an analysis of competitive data. Mr. Beideman’s employment agreement, which is described in the section “Compensation Agreements and Incentive Plans — Employment and Retirement Agreements” in this Proxy Statement expired as of May 1, 2005 and Mr. Beideman served on an “at will” basis following that date. Mr. Beideman’s incentive bonus for 2005 of $555,400 was based upon the Compensation and Benefits Committee’s overall evaluation of his performance, including the achievement of corporate financial performance goals. The financial goals were primarily specified levels for earnings per share growth for 2005. Other achievements, including loan quality statistics and the successful integration of State Financial, were considered. Minimum financial goals were required to have been met in order for the chief executive officer to have received an incentive and were satisfied. Achievement of other corporate performance goals was considered in general, and no formula giving designated weights to particular goals was used. Mr. Beideman’s base salary increase for 2006 and bonus incentive for 2005 reflected the fact that the earnings per share goal and all other goals were achieved. A performance goal, including earnings per share growth, with additional qualitative performance factors of deposit, loan, and fee income growth, expense management, and asset quality, as well as individual contribution in developing the leadership team, were performance measures used to determine the incentive bonus. Consideration was also given to the successful acquisition of State Financial Services Corporation. The 2005 corporate goals were established at the January 2005 Administrative Committee meeting. The 2006 corporate goals were established at the January 2006 Compensation and Benefits Committee meeting. During 2005, Mr. Beideman was granted options to purchase 73,500 shares by the Administrative Committee and granted options to purchase 60,600 shares by the Compensation and Benefits Committee consistent with the terms of the other grants of options under the plans. Mr. Beideman was also granted an award in 2003 and 2004 under the Compensation Plan.
Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Compensation and Benefits Committee’s policy with respect to Section 162(m) of the Code is to qualify such compensation for deductibility where practicable. Options, performance shares, and the long-term cash incentive awards granted under the 2003 Plan and the Compensation Plan have been structured to qualify as performance-based compensation and, accordingly, the compensation realized from these long-term incentive vehicles will be fully deductible by Associated. The compensation Associated paid to Mr. Beideman during the fiscal year ended December 31, 2005, will not exceed the limits on deductibility.
COMPENSATION AND BENEFITS COMMITTEE

John C. Meng, Chairman	Ruth M. Crowley, Member	John C. Seramur, Member
The Report of the Compensation and Benefits Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation and Benefits Committee Interlocks and Insider Participation
During 2005, a corporation of which Mr. Meng is chairman of the board had loans with Associated’s subsidiary bank. During 2005, a partnership in which Mr. Seramur has an interest had loans from subsidiary banks of Associated. See “Interest of Management in Certain Transactions,” below. Also, Mr. Quick was the Chairman of the Administrative Committee and during 2005 while the Administrative Committee was functioning, a corporation of which Mr. Quick is an executive officer had loans from subsidiary banks of Associated. There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Associated officer or employee was a member of the Administrative Committee or is a member of the Compensation and Benefits Committee.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
Stock Price Performance Graph
Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on Associated’s Common Stock with the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for the period of five (5) fiscal years commencing on January 1, 2001, and ending December 31, 2005. The Nasdaq Bank Index is prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The graph assumes that the value of the investment in Common Stock and for each index was $100 on December 31, 2000.
Source: Bloomberg
Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.
The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPENSATION AGREEMENTS AND INCENTIVE PLANS
Deferred Compensation Agreements. Associated adopted a nonqualified deferred compensation plan in December 1994 (the “Deferred Compensation Plan”) to permit certain senior officers to defer current compensation to accumulate additional funds for retirement. The CEO and 281 officers are currently eligible to participate under the Deferred Compensation Plan, including each of the Named Executive Officers. During 2005, one of the Named Executive Officers, Mr. Beideman, participated in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, each year eligible officers may elect to defer a portion of his or her base salary and/or annual incentive compensation. The officer will receive payment of deferred amounts in ten equal annual installments at his or her anticipated retirement date. In addition, under certain limited circumstances described in the plan, the officer may receive distributions during employment. If the officer’s services are terminated voluntarily or involuntarily, he or she retains all rights to the undistributed amounts credited to his or her account. All funds deferred have been placed in a trust with an independent third party trustee. Investment results on funds in the trust will vary depending on investments selected and managed by the trustee.
Associated Banc-Corp Directors’ Deferred Compensation Plan. Through its acquisition of other banks and bank holding companies, Associated became the sponsor of several plans under which the directors of the acquired organizations had deferred their director compensation (the “Predecessor Plans”). To simplify ongoing administration of the Predecessor Plans, Associated established the Associated Banc-Corp Directors’ Deferred Compensation Plan (the “Directors’ Plan”), and merged the Predecessor Plans into the Directors’ Plan, effective July 1, 1999. Each non-employee director of Associated received a $35,000 contribution to the Directors’ Plan on April 30, 2005, which was invested in Associated Common Stock. Each director’s distribution election under the Directors’ Plan is irrevocable. Deferred compensation will not be paid to the director until his or her termination of service as a director. If a director dies prior to the distribution of the entire deferred amount, the undistributed portion will be paid to the director’s beneficiary. Other than with respect to such payments to a beneficiary, the benefits under the Directors’ Plan are not transferable by a director.
Change of Control Plan. Associated maintains a Change of Control Plan (the “Plan”) to provide severance benefits to the chief executive officer and certain senior officers in the event of their termination of employment following a Change of Control of Associated (as defined below). The chief executive officer and 29 senior officers are currently designated to participate under the Plan, and prior to a Change of Control, from time to time, the chief executive officer is authorized to designate additional participating senior officers. All of the Named Executive Officers participated in the Plan in 2005.
If within three years following a Change of Control (or in anticipation of and preceding a Change of Control) a termination of employment occurs either involuntarily or for Good Reason (as defined below), a participant may, at the discretion of Associated, receive either a lump sum payment or installment payments reflected in the Plan schedule in effect at the date of such termination. Such payment will also include legal fees and expenses related to termination of employment or dispute of benefits payable under the Plan, if any. “Good Reason” includes a change in the employee’s duties and responsibilities which are inconsistent with those prior to the Change of Control, a reduction in salary, or a discontinuation of any bonus plan or certain other compensation plans, a transfer to an employment location greater than 50 miles from the employee’s present office location, or certain other breaches. Benefits are not paid in the event of retirement, death, or disability, or termination for Cause, which generally includes willful failure to substantially perform duties or certain willful misconduct. The Plan provides participants with benefits in either lump sum or installment payments, at the election of Associated. The total benefits payable include one to three years (the “Continuation Period”) of base salary and incentive compensation and continued health, welfare, and life insurance benefits during the Continuation Period. In addition, upon termination, participants will be entitled to age and service credit for the Continuation Period under all retirement programs and supplemental retirement plans in which they participate. If installment payments are elected by Associated, the salary and incentive compensation payments shall be paid ratably over the Continuation Period. The respective Continuation Period for each participant is specified in the Plan schedule. Currently, Mr. Beideman is entitled to a three-year Continuation Period, and Messrs. McMullen, Peters, Selner, and Weber are entitled to a two-year Continuation Period. The Plan also provides for gross-up payments for any excise taxes incurred under Section 280G of the Code as a result of any benefits paid to the participants in connection with a Change of Control. The

Plan, including the Plan schedule, may be amended, subject to certain limitations, at any time by Associated prior to a Change of Control.
A “Change of Control” under the Plan occurs if an offer is accepted, in writing, with respect to any of the following: (1) a change of ownership of 25% or more of the outstanding voting securities of Associated; (2) a merger or consolidation of Associated with or into a corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation; (3) a sale by Associated of at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or (4) an acquisition by a person, within the meaning of Section 3(a)(9) or 13(d)(3) of the Exchange Act, of 25% or more of the outstanding voting securities of Associated (whether directly, indirectly, beneficially, or of record).
The Associated Banc-Corp Amended and Restated Long-Term Incentive Stock Plan. The Board believes that in order to more closely align the interest of certain key employees with those of Associated’s shareholders, it is important to encourage stock ownership and thereby provide long-term incentives and rewards to those key employees of Associated and its affiliates who are in a position to contribute to its long-term success and growth. The Board believes that the Stock Plan assists it in retaining and attracting key employees with requisite experience and ability. The Board also believes that the authority to grant additional options or other stock-based awards will enhance Associated’s flexible incentive-based compensation to further attract and retain employees of experience and ability. Awards under the Stock Plan may include options, stock appreciation rights, stock awards, performance shares, performance units, and/or other stock-based awards. The Stock Plan is not a “qualified plan” under the Code, nor is it subject to ERISA. The Stock Plan was adopted by the Board and approved by the shareholders in 1987. Initially, 600,000 shares of Associated’s Common Stock were authorized for issuance upon the exercise of options held by plan participants. The Board on January 26, 1994, authorized an increase in the number of shares available for issuance under the Stock Plan by an additional 600,000 shares, and the shareholders approved the increase on April 25, 1994. The Board on January 22, 1997, authorized an increase in the number of shares available for issuance under the Stock Plan by an additional 600,000 shares, and the shareholders approved the increase on April 23, 1997. The Board on January 28, 1998, authorized an increase in the number of shares available for issuance under the Stock Plan by an additional 1,500,000 shares, and the shareholders approved the increase on April 22, 1998. The Board on January 23, 2002, authorized an increase in the number of shares available for issuance under the Stock Plan by an additional 3,000,000 shares, and the shareholders approved the increase on April 24, 2002, and extended the term of the plan an additional ten years to April 24, 2012. As a result of stock dividends declared and paid by Associated, as well as adjustments made for restricted shares and the lapse of performance shares, the total authorized shares under the Stock Plan was 14,160,862 shares at December 31, 2005. As of December 31, 2005, a total of 12,983,089 grants for shares of Common Stock had been issued under the Stock Plan. The total authorized shares have been adjusted for the cancellation of grants for shares, resulting in 2,432,908 shares remaining available to be issued under the Stock Plan. The Compensation and Benefits Committee administers the Stock Plan. Awards under the Stock Plan are assignable and transferable at the discretion of the Compensation and Benefits Committee or by will or the laws of descent and distribution. Unless otherwise determined by the Compensation and Benefits Committee, in the event of a Stock Plan participant’s voluntary or involuntary termination of employment with Associated or any of its affiliates, the vested portion of any nonqualified stock option granted to such participant, but not yet exercised, will terminate on the date of termination of employment. If a Stock Plan participant’s employment with Associated or any of its affiliates terminates by reason of the participant’s death, disability, or retirement, any outstanding nonqualified stock option then held by such participant will remain exercisable, but only to the extent such nonqualified stock option was exercisable on the date of such participant’s termination of employment, until the earlier of (a) one year following the date of termination and (b) the expiration of the term of such stock option. The Stock Plan was amended in April 2005 to permit options to be immediately exercisable at the date of grant.
1999 Nonqualified Stock Option Plan. Effective as of July 28, 1999, the Board adopted the Associated Banc-Corp 1999 Non-Qualified Stock Option Plan (the “NQSO Plan”), commonly known as ValueShares. The Compensation and Benefits Committee administers the NQSO Plan. The purpose of the NQSO Plan is to retain competent personnel and provide employees with long-term incentives for high levels of performance by providing them with the means to acquire a proprietary interest in Associated’s success. Under the NQSO Plan, all employees who meet certain eligibility criteria and are subsequently selected by the Compensation and Benefits Committee may receive grants of non-qualified stock options. The NQSO Plan gives the Compensation and Benefits Committee discretion to set the vesting period for each option and the default is 24 months following the grant. If an employee’s employment terminates for any reason other than death, retirement, or disability, all unvested and any vested but unexercised options will terminate immediately. If an employee retires or becomes disabled after his or her options vest, the options will remain exercisable until their previously established termination date. The option price for all options will be determined by the Compensation and Benefits Committee. All options granted under the NQSO Plan will terminate on the tenth anniversary of the date of grant unless the Compensation and Benefits Committee determines and the grant provides an earlier termination date. In addition, other than in the event of the death of an employee, options may not be transferred to any other person and shall be exercisable during their lifetime only by the employee. As a result of stock dividends declared and paid by Associated, as well as adjustments made for restricted shares and the lapse of performance shares, the total authorized shares under the Stock Plan was 3,630,000 shares. As of December 31, 2005, a total of 1,326,058 grants for shares of Common Stock had been issued under the Stock Plan. The total authorized shares have been adjusted for the cancellation of grants for shares, resulting in 2,773,822 shares remaining available to be issued under the Stock Plan.
The Associated Banc-Corp 2003 Long-Term Incentive Plan. Effective as of January 1, 2003, the Board adopted the 2003 Plan, which was approved by shareholders on April 23, 2003. The Compensation and Benefits Committee administers the 2003 Plan. The purpose of the 2003 Plan is to associate more closely the interests of certain key employees of Associated and its affiliated units and directors of Associated with those of Associated’s shareholders by encouraging stock ownership, to provide long-term stock and cash incentives and rewards to those key employees of Associated and its affiliated units who are in a position to contribute to the long-term success and growth of Associated, and to assist Associated in attracting and retaining key employees with requisite experience and ability. Awards of 75,000 options, 30,000 restricted shares, and 45,000 restricted performance shares have been granted under the 2003 Plan. Under the 2003 Plan, all employees who meet certain eligibility criteria may receive grants of non-qualified stock options. The 2003 Plan was amended in April 2005 to permit options to be immediately exercisable at the date of grant. If an employee’s employment terminates for any reason other than death, retirement, or disability, all unvested and any vested but unexercised options will terminate immediately. If an employee retires or becomes disabled after his or her options vest, the options will remain exercisable for a period of one year following the date of the event. All options granted under the 2003 Plan will terminate on the tenth anniversary of the date of grant unless the Compensation and Benefits Committee determines otherwise. In addition, other than in the event of the death of an employee, options may not be transferred to any other person and shall be exercisable during their lifetime only by the employee. Initially, 2,900,000 shares were reserved for issuance. As a result of stock dividends declared and paid by Associated, the total authorized shares under the 2003 Plan was 4,500,000. As of December 31, 2005, a total of 1,363,948 grants for shares of Common Stock had been issued under the 2003 Plan. A total of 3,210,752 shares are available to be issued under the 2003 Plan.
The Associated Banc-Corp Incentive Compensation Plan. Effective as of January 1, 2003, the Board adopted the Associated Banc-Corp Incentive Compensation Plan (the “Incentive Compensa-

tion Plan”), which was approved by shareholders on April 23, 2003. The Incentive Compensation Plan replaces, on a going-forward basis, earlier Incentive Compensation Agreements under which the Named Executive Officers and 20 other executive officers were participants. In 2004, cash distributions were made under the Incentive Compensation Plan to Messrs. Beideman, Weber, Selner, McMullen, and Peters in the amounts of $120,588, $270,000, $198,000, $234,000, and $243,000, respectively, for amounts earned in 2003. In 2006, cash distributions were made in the amounts of $605,000, $379,500, $286,000, $319,000, and $319,000, respectively, for amounts earned in 2005 under the Incentive Compensation Plan. The Compensation and Benefits Committee administers the Incentive Compensation Plan. The Incentive Compensation Plan, similar to the Incentive Compensation Agreements it replaced, is intended to promote the success of Associated, align more closely the interests of certain key employees of Associated with the interests of Associated, to provide incentives to those key employees of Associated who are in a position to contribute to the long-term success and growth of Associated, and to assist Associated in attracting and retaining key employees with requisite experience and ability. Amounts paid under the Incentive Compensation Plan are intended to qualify as “performance-based compensation” under Code section 162(m). The Board views the issuance of awards under the Incentive Compensation Plan to key employees as advisable to attract and retain the service of individuals essential to Associated’s success. The purpose of the Incentive Compensation Plan is to encourage and enable the key employees of Associated, upon whose judgment, initiative, and efforts Associated will largely depend for the successful conduct of its business, and to reward participants for their contribution to the success of Associated. It is anticipated that providing such persons with awards under the Incentive Compensation Plan will assure a close identification of their interests with those of Associated, thereby stimulating their efforts on Associated’s behalf.
The Incentive Compensation Plan, similar to the Incentive Compensation Agreements it replaced, sets forth a mechanism for calculating compensation awards for its participants. The awards, initially established under (1) the Incentive Compensation Plan or (2) Mr. Beideman’s employment or other agreement executed with Associated, and in either case set forth on an award schedule, are subject to achieving certain performance goals determined by the Compensation and Benefits Committee. Such achievement may be measured through the use of one or more performance measures, including basic or diluted earnings per share, revenue growth, return on equity, and stock price. An award formula is applied to the base award or pay of a participant to determine the value of the total award to be paid to a participant in light of the performance goals achieved. This formula may include a modifier based on Associated’s performance relative to its peer group, provided that the modifier satisfies the requirements of an objective formula under Code section 162(m). The peer group consists of the largest 50 bank holding companies on the basis of asset size reported by SNL Financial LC as of the end of the performance period, excluding the top 10 largest banks in this group and excluding any companies with a mix of business which is not principally commercial banking. The performance periods measured under the Incentive Compensation Plan are determined at the discretion of the Compensation and Benefits Committee.

The table below describes payments that may be made under the Incentive Compensation Plan to Named Executive Officers upon the achievement of earnings goals established for the performance period of January 1, 2004, through December 31, 2006. Any payments under the Incentive Compensation Plan for that performance period are to be made after December 31, 2006. The table also discloses potential payouts for the performance period of January 1, 2005, through December 31, 2007, and for the performance period of January 1, 2006, through December 31, 2008.
Long-Term Incentive Plan — Awards in Last Fiscal Year

		Potential payout
	Performance or other	under non-stock price-based plan*
	period until
Name	maturation or payout	Threshold($)	Target($)	Maximum($)

P. S. Beideman	1/1/04 – 12/31/06	250,800	660,000	1,240,800
	1/1/05 – 12/31/07	250,800	660,000	1,240,800
	1/1/06 – 12/31/08	149,738	399,300	873,469
G. J. Weber	1/1/04 – 12/31/06	137,655	362,250	681,030
	1/1/05 – 12/31/07	137,655	362,250	681,030
	1/1/06 – 12/31/08	83,138	221,700	484,969
J. B. Selner	1/1/04 – 12/31/06	106,704	280,800	527,904
	1/1/05 – 12/31/07	106,704	280,800	527,904
	1/1/06 – 12/31/08	72,653	193,740	423,806
M. J. McMullen	1/1/04 – 12/31/06	114,608	301,600	567,008
	1/1/05 – 12/31/07	114,608	301,600	567,008
	1/1/06 – 12/31/08	74,644	199,050	435,422
D. E. Peters(1)	1/1/04 – 12/31/06	79,971	210,450	395,646
	1/1/05 – 12/31/07	41,585	109,434	205,736
	1/1/06 – 12/31/08	0	0	0

*	The criteria for payouts are based upon cumulative basic earnings per share growth over a three-year period (target payout is at 10% annual growth in basic earnings per share) multiplied by a peer group modifier.

(1)	Mr. Peters retired in February 2006. Target amounts have been reduced to reflect his reduction in participation.
Employment Agreements. Mr. Beideman was a party to a two-year Employment Agreement with Associated that expired in May 2005. Mr. Beideman is currently employed by Associated on an “at will” basis. Under the terms of Mr. Beideman’s Employment Agreement, Associated has continued to provide for certain benefits and perquisites including an automobile allowance.

Equity Compensation Plan Information
The following table provides information as of February 28, 2006, regarding shares outstanding and available for issuance under Associated’s existing equity compensation plans.

		(b)	(c)
	(a)		Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(excluding securities
	Options, Warrants	Options, Warrants	reflected in
Plan Category	and Rights	and Rights	column (a))

Equity compensation plans approved by security holders	6,826,346	$28.25	5,656,035
Equity compensation plans not approved by security holders	380,409	21.76	2,774,131

Total	7,206,755	$25.01	8,430,166
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, Associated’s directors and executive officers, as well as certain persons holding more than 10% of Associated’s stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, Nasdaq, and Associated (such requirements hereinafter referred to as “Section 16(a) filing requirements”). Specific time deadlines for the Section 16(a) filing requirements have been established.
To Associated’s knowledge, based solely upon a review of the copies of such reports furnished to Associated, and upon written representations of directors and executive officers that no other reports were required, with respect to the fiscal year ended December 31, 2005, Associated’s officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for a grant of options to each of Messrs. Bodager, Evans, Fischer, Johnson, King, McMullen, Olsen, Peters, Selner, and Weber and Ms. Rosengarten that was reported one business day late and a stock purchase by Ms. Beckwith that was reported late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Messrs. Gallagher, Harder, Hutchinson, Meng, Quick, and Seramur as well as other officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are affiliated were customers of, and had banking transactions with, Associated’s subsidiary bank in the ordinary course of the bank’s business during 2005. See “Compensation and Benefits Committee Interlocks and Insider Participation,” above. The largest aggregate principal amount of these loans outstanding during 2005 was approximately $23 million, and the percentage of consolidated shareholders’ equity represented by loans made in such transactions was approximately 2.0% at December 31, 2005. Additional transactions of this type may be expected to take place in the ordinary course of business in the future. All loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and, in the opinion of the management of Associated’s subsidiary bank, did not involve more than a normal risk of collectibility or present other unfavorable features.
Prior to the consummation of the merger of First Federal Capital Corp (“First Federal”) with Associated in October 2004, Mr. Lommen served as a non-employee director of First Federal.

Mr. Lommen receives annual payments of $8,800 for 10 years under the First Federal Director Emeritus Program that began in the fourth quarter of 2004.
Prior to consummation of First Federal’s merger with Associated, Mr. Rusch entered into a consulting agreement and a noncompete agreement with Associated, which provided for payments after 2004. Under the terms of the consulting agreement, Mr. Rusch is providing services to a subsidiary of Associated related to post-merger integration matters, leadership transition, shareholder and community relations, industry communication, and organizational matters, and Associated is obligated to pay Mr. Rusch a total of $400,000 in monthly payments of $16,668 of which $200,016 was paid in 2005. Under the terms of the noncompete agreement, Mr. Rusch is restricted from competing with Associated in certain banking markets for a period of two years following the effective time of the merger for which Associated is obligated to pay Mr. Rusch a total of $1,500,000 in monthly payments of $62,500. A total of $750,000 was paid in 2005.
Associated is obligated to make available and pay the premiums during Mr. Rusch’s and his wife’s lifetimes for health and dental coverage for Mr. Rusch, his wife, and his dependents. Associated paid premiums in the aggregate amount of $10,168 in 2005.
Associated has agreed to indemnify Messrs. Lommen and Rusch to the fullest extent permitted by First Federal’s Articles of Incorporation, Bylaws, or Wisconsin law and to acquire directors’ and officers’ liability insurance for a period of six years following the effective time of the merger with respect to matters arising out of their positions in management of First Federal.
Mr. Seramur serves as a director of Associated’s wholly owned subsidiary, Associated Trust Company, National Association. Mr. Seramur receives annual director fees of $2,000 for such service.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated’s accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence requirements set forth under the Exchange Act requirements and in Nasdaq corporate governance rules. The Audit Committee operates under a written charter approved by the Board. The Charter of the Audit Committee is attached hereto as Appendix A and can also be found at Associated’s website at www.associatedbank.com, “Investor Relations,” “Governance Documents.” Associated’s Board has also determined that two of the members of the Audit Committee, Ms. Beckwith and Mr. Hutchinson, are “audit committee financial experts,” based upon education and work experience. Associated believes Ms. Beckwith qualifies as an “audit committee financial expert” based upon the fact that she is a Certified Public Accountant and based upon her experience as an auditor for Deloitte, Haskins & Sells from 1982 to 1984, as the person responsible for external financial reporting for Deluxe from 1984 to 1995, and Chief Financial Officer for Gelco from 1999 to 2000. Associated believes Mr. Hutchinson qualifies as an “audit committee financial expert” based upon his experience as Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001 and Vice President, Financial Operations, Treasurer, Controller, and Vice President — Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 to 1999.
Management is responsible for Associated’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Associated’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of management’s assessment of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005, consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in Associated’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.
AUDIT COMMITTEE

Ronald R. Harder, Chairman	Karen T. Beckwith, Member	William R. Hutchinson, Member
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Associated’s annual financial statements for 2004 and 2005, and fees billed for other services rendered by KPMG LLP.

	2004	2005

Audit Fees(1)	$842,700	$725,000
Audit-Related Fees(2)	172,200	151,100

Audit and Audit-Related Fees	1,014,900	876,100
Tax Fees(3)	92,091	—
All Other Fees	—	—

Total Fees	$1,106,991	$876,100

(1)	Audit fees include those necessary to perform the audit and quarterly reviews of Associated’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as comfort letters, consents, reviews of SEC filings, and reports on internal controls.

(2)	Audit-related fees consist principally of fees for recurring and required financial statement audits of certain subsidiaries, employee benefit plans, and common trust funds.

(3)	Tax fees consist of fees for tax consultation and tax compliance services.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by Associated’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the independent registered public accounting firm’s independence.
During 2005, each new engagement of Associated’s independent registered public accounting firm to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.
The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.
PROPOSAL 2
APPROVAL OF ASSOCIATED’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF
THE BOARD OF DIRECTORS
The Board of Directors has unanimously approved, and recommends that the shareholders approve, the amendment to Article IV and the related restatement of Associated’s Articles of Incorporation to declassify the Board and to provide for the annual election of directors.
Article IV of the Articles of Incorporation currently provides for the Board to be divided into three classes, as nearly equal in number as possible, with each class serving staggered three-year terms. The classification of the Board has been in place since Associated’s incorporation in 1970. Classification is intended to preserve the continuity and experience of Board members and to allow Associated a level of protection against unfair treatment of shareholders in takeover situations by eliminating the threat of abrupt removal and making it more difficult and time consuming to take control of the Board.
After careful consideration of the issue, the Board has determined that it is in the best interests of Associated to eliminate classification of the Board. While the Board believes that the benefits of a classified board are important, the Board is committed to ensuring maximum accountability by the Board and by management to Associated’s shareholders, and annual elections of directors provide shareholders with a means of evaluating each director each year.
In connection with declassification of the Board, the Board has also approved, and recommends that shareholders approve, the Amended and Restated Articles of Incorporation that includes the provisions for declassification of the Board. The other substantive change reflected in Article III of the Amended and Restated Articles of Incorporation was approved by shareholder vote on April 28, 2004. A copy of the proposed Amended and Restated Articles of Incorporation is attached to this Proxy Statement as Appendix B.
If the shareholders approve Proposal 2, all directors, including those elected at this 2006 annual meeting of shareholders, would continue to serve the remainder of their terms, such that approximately one-third of the directors will stand for election in 2007, approximately two-thirds of the directors will stand for election in 2008, and all directors will stand for election in 2009, with their successors being elected for one-year terms that expire at the following annual meeting.
Approval of the Amended and Restated Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Associated Common Stock.

Recommendation of the Board of Directors
For the foregoing reasons, the Board recommends that shareholders vote FOR this Proposal 2. A proxy will be voted FOR this Proposal 2 unless a shareholder otherwise specifies in the proxy.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected, and the Board has approved, KPMG LLP to serve as Associated’s independent registered public accounting firm for the year ending December 31, 2006. KPMG LLP audited Associated’s consolidated financial statements for the year ended December 31, 2005. It is expected that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
If KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. If a majority of the votes cast is voted FOR this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted FOR Proposal 3. If the shareholders do not ratify the selection, the Audit Committee will take the shareholders’ vote under advisement.
Recommendation of the Board of Directors
The Board recommends that shareholders vote FOR the selection of KPMG LLP as Associated’s independent registered public accounting firm for the year ending December 31, 2006.
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
As of the date of this Proxy Statement, Associated is not aware of any matters to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, gives the designated proxies discretionary authority with respect to such matters.
SHAREHOLDER PROPOSALS
Proposals of a shareholder submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission (“Rule 14a-8”) for inclusion in the proxy statement for the annual meeting of shareholders to be held April 25, 2007, must be received by Associated at its executive offices not later than November 16, 2006. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below.

A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 25, 2007, must comply with the requirements set forth in Associated’s Bylaws. To bring business before an annual meeting, Associated’s Bylaws require, among other things, that the shareholder submit written notice thereof to Associated’s executive offices not less than 60 days or more than 75 days prior to the meeting. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 9, 2007, and no later than February 24, 2007. If notice is received before February 9, 2007, or after February 24, 2007, it will be considered untimely, and Associated will not be required to present such proposal at the April 25, 2007, Annual Meeting.
By Order of the Board of Directors,
Brian R. Bodager
Executive Vice President;
Chief Administrative Officer,
General Counsel & Corporate Secretary
Green Bay, Wisconsin
March 16, 2006

APPENDIX A
ASSOCIATED BANC-CORP
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Commission. At least one member of the Audit Committee should be a financial expert as defined by the Commission, and all other members should be able to read and understand financial statements.
Meetings
The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall also meet separately with the independent auditor at every meeting of the committee at which the independent auditor is present.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent auditor, subject to shareholder ratification. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
The Audit Committee shall pre-approve all audit, review, and attest services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions or other exceptions for pre-approval of non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the Commission. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of permitted non-audit services, but excluding the authority to grant pre-approvals of audit, review, or attest services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting and the delegation of such authority shall comply with the requirement of the Exchange Act and the rules and regulations of the Commission.

The Audit Committee shall have the responsibility for oversight and enforcement of the Company’s Code of Ethics for Directors and Executive Officers. The Audit Committee has final authority for granting approvals and effectuating remedial and/or disciplinary action related to compliance with the Code of Ethics for Directors and Executive Officers.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or related work or performing other audit, review, or attest services for the Company and to any advisors employed by the Audit Committee.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis and other financial disclosures in the Company’s Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
      2. Review and discuss with management and the independent auditor the quarterly financial statements, including disclosures made in management’s discussion and analysis and the other financial disclosures in the Company’s Form 10-Q, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material control deficiencies.
      4. Review and discuss quarterly reports from the independent auditors on:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
      5. Discuss with management, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.
      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
      9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls and disclosure controls and procedures, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Relationship with the Independent Auditor
      10. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
      11. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
      12. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function
      13. Review the appointment, replacement, reassignment, or dismissal of the senior internal auditing executive.
      14. Review the significant reports to management prepared by the internal auditing department and management’s responses.
      15. Discuss with the company’s General Auditor the internal audit department responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
      16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. [Note — If the independent auditor detects or becomes aware of any illegal act, it is required to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.]
      17. Obtain reports from management, the Company’s senior internal auditing executive, and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity the applicable legal requirements and the Company’s Code of Ethics for Directors and Executive Officers. Review reports and disclosures of related party transactions and approve all such related party transactions in accordance with the requirements of NASDAQ. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics for Directors and Executive Officers.
      18. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
      20. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B
Proposed additions are indicated by underlining, and proposed deletions are indicated by strike-outs.
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
ASSOCIATED BANC-CORP, a Wisconsin corporation, organized and existing under the Wisconsin Business Corporation Law, hereby amends its Articles of Incorporation and, as amended, adopts the following restated Articles of Incorporation, which shall supersede and take the place of the existing Articles of Incorporation and amendments thereto.
ARTICLE I
NAME
The name of the Corporation is ASSOCIATED BANC-CORP.
ARTICLE II
PURPOSES
The purpose or purposes for which the corporation is organized: To engage in any lawful activity within the purpose for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.
ARTICLE III
CAPITAL STOCK
      1. The aggregate number of shares ~~which~~that the Corporation shall have authority to issue is ~~48,000,000~~250,000,000 shares of Common Stock with a par value of $0.01 per share and 750,000 shares of Preferred Stock with a par value of $1.00 per share.
      2. The Preferred Stock shall be cumulative and dividends shall accrue thereon. No dividend shall be payable on the Common Stock if there are any accrued dividends on the Preferred Stock, up to and including the current quarterly dividend period for such Preferred Stock, which have not been paid, or been declared and a sum set aside for payment.
      3. The term accrued dividend on the Preferred Stock shall mean the rate of dividend per share from the date from which dividends thereon shall have first begun to accrue, less such amount or amounts as shall from time to time have been paid as dividends thereon and without regard to whether there shall be or shall have been at any time any net profits or surplus, and without regard to the amount of net profits or surplus at any time.
      4. The Preferred Stock shall have preference in payment over the Common Stock upon voluntary or involuntary liquidation.
      5. The Preferred Stock shall have no other rights or preferences except, however, the members of the Board of Directors of the Corporation are expressly vested to divide the Preferred Stock into series and determine among each series of the Preferred Stock the following rights and preferences:

(a) The rate of dividend;

(b) The price at and the terms and conditions on which shares may be redeemed;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund provisions for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted; and

(f) Voting rights.
      6. In the event the members of the Board of Directors fail to designate any of the aforementioned characteristics (a) through (f) of Paragraph 5, the Preferred Stock shall be deemed to be issued without any such rights or preferences thereon.
      7. No holder of any capital stock of the Corporation shall have any preemptive or other subscription rights nor be entitled as of right to purchase or subscribe for any part of the unissued stock of this Corporation or of any additional stock issued by reason of any increase of authorized capital stock of this Corporation or other securities whether or not convertible into stock of this Corporation.
ARTICLE IV
BOARD OF DIRECTORS
      1. Term; Number; Qualifications. The directors of the Corporation (“directors”) shall be divided into three classes: Class A directors, Class B directors and Class C directors. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall determine. The initial term of office of Class A directors shall expire at the first annual meeting of shareholders after their election, that of Class B directors shall expire at the second annual meeting of shareholders after their election, and that of Class C directors shall expire at the third annual meeting of shareholders after their election. At each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders in 1993, successors to the class of directors whose terms expire at such annual meeting of shareholders shall be elected for a term of three years, until the annual meeting of shareholders in 2007. Beginning with the 2007 annual meeting of shareholders of the Corporation, the Class C directors shall not be classified and shall be elected for a one-year term, and the remaining directors shall hold office until the expiration of the term to which they had previously been elected. At the 2008 annual meeting of shareholders, Class A directors and those directors elected in 2007 shall be elected for a one-year term. At the 2009 annual meeting of shareholders and each subsequent meeting, the Board shall be declassified, and all directors will be elected for a one-year term and shall hold office until the next annual meeting of shareholders and until his or her respective successors shall have been duly elected and qualified, subject, however, to prior resignation, retirement, death, or removal from office. If the number of directors is changed, ~~any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class; provided, however,~~ under no circumstances shall a decrease in the number of directors shorten the term of any incumbent director. The number of directors of the Corporation shall be no less than three. The exact number of directors serving on the Board of Directors of the Corporation shall be determined from time to time in the sole discretion of the Board of Directors, and shall be fixed only by resolution of the entire Board of Directors. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.
      2. Vacancies. Vacancies on the Board of Directors (whether newly created by an increase in the number of directors of the Corporation in accordance with applicable law and these Articles of Incorporation of the Corporation or created by the resignation, death, or removal of a director) shall be filled only by the remaining directors (whether or not such directors constitute a quorum). If the remaining directors of the Corporation do not constitute a quorum, a vacancy may be filled only by the affirmative vote of a majority of the remaining directors. The term of any director appointed to the Board of Directors as provided in this paragraph shall expire at the next annual meeting of shareholders following such appointment.
      3. Removal. No director of the Corporation may be removed from office by the shareholders of the Corporation or by the Board of Directors except for cause. For purposes of this paragraph, “cause” shall mean only:

(a) conviction of a felony;

(b) declaration of unsound mind by an order of a court of competent jurisdiction;

(c) gross dereliction of duty; or

(d) commission of an action which constitutes intentional misconduct or a knowing violation of law and that results in both an improper substantial personal benefit and a material injury to the Corporation.
ARTICLE V
REGISTERED OFFICE AND AGENT
At the time of the adoption of these amended and restated Articles of Incorporation, the address of the registered office of the Corporation is ~~200 North Adams Street~~1200 Hansen Road, Green Bay, Wisconsin ~~54301~~54304, and the registered agent at such address is ~~Harry B. Conlon~~Brian R. Bodager.
ARTICLE VI
AMENDMENTS
These articles may be amended in the manner authorized by law at the time of amendment.
ARTICLE VII
BUSINESS COMBINATIONS
      1. (a) Except as set forth in Section 2 of this Article, and in addition to any affirmative vote required by law or these Articles of Incorporation:

(i) any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any interested stockholder (as hereinafter defined) or any other corporation which is, or after such merger or consolidation would be, an affiliate (as hereinafter defined) of an interested stockholder;

(ii) any sale, lease, transfer, exchange, mortgage, pledge, or other disposition (in one transaction or in a series of related transactions) to or with any interested stockholder or any affiliate of any interested stockholder of all or substantially all of the assets of the Corporation;

(iii) the issuance or transfer by the Corporation or any subsidiary (in one transaction or in a series of transactions) of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any interested stockholder or any affiliate of any interested stockholder;

(iv) any recapitalization or reclassification of the shares of stock of the Corporation in any manner which would have the effect, directly or indirectly, of increasing the voting power of any interested stockholder or any affiliate of any interested stockholder; or

(v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any interested stockholder or any affiliate of any interested stockholder;

(vi) shall require the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of capital stock of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class.
      (b) Notwithstanding the provisions of Subsection (a) above, both the affirmative vote required by Subsection (a) above and the affirmative vote of the holders of not less than eighty percent (80%) of the noninterested outstanding shares (as hereinafter defined) of capital stock of the Corporation entitled to vote in elections of directors, voting as one class for purposes of this Article, shall be required to adopt, approve or authorize any transaction described in Subsection (a) above unless:

(i) the aggregate amount of the cash and the fair market value, as of the date of the consummation of a transaction described in Subsection (a) above, of consideration other than cash to be received per share by the holders of Common Stock of the Corporation in any transaction described in Subsection (a) above shall be at least equal to the highest of the following:

(A) the highest price per share (including any brokerage commissions, transfer taxes, and soliciting dealer’s fees) paid or agreed to be paid by such interested stockholder to acquire beneficial ownership of any shares of such Common Stock;

(B) the fair market value per share of Common Stock on the date of the first public announcement of a transaction described in Subsection (a) above or on the date such interested stockholder became an interested stockholder, whichever is higher;

(C) an amount per share representing the same percentage premium over the market price per share as of the date of the consummation of a transaction described in Subsection (a) above as the price per share in (A) bears to the market price immediately prior to the time such interested stockholder became an interested stockholder; and

(D) the per share book value of such Common Stock at the end of the calendar month immediately preceding the consummation of such transaction;

(ii) the consideration to be received per share by the holders of Common Stock of the Corporation in any transaction described in Subsection (a) above shall be in cash or in the same form as such interested stockholder previously paid for shares of Common Stock or if such interested stockholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for Common Stock shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by it;

(iii) after such interested stockholder has become an interested stockholder and prior to the consummation of any transaction described in Subsection (a) above:

(A) except as approved by a majority of the continuing directors, there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock below the average of the annual rate of dividends paid on the Common Stock in the prior two fiscal years (except as necessary to reflect any subdivision of the Common Stock) and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

(B) such interested stockholder shall not have become the beneficial owner (as hereinafter defined) of any additional shares of Common Stock except as part of the transaction which results in such interested stockholder becoming an interested stockholder;

(iv) after such interested stockholder has become an interested stockholder, such interested stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with any transaction described in Subsection (a) above or otherwise; and

(v) a proxy statement describing the proposed transaction in Subsection (a) above and complying with the requirements of the Securities and Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least thirty (30) days prior to the stockholder meeting at which the stockholder vote required by Subsection (a) above is to take place (whether or not such proxy statement is required to be mailed pursuant to such Act or subsequent provisions).
      2. The provisions of Section 1 of this Article shall not apply to any transaction described therein if:

(a) the Board of Directors by resolution shall have approved such transaction, provided that a majority of those members of the Board of Directors voting in favor of such resolution were continuing directors; or

(b) the transaction is solely between the Corporation and a subsidiary of the Corporation, none of the stock of which is owned by such interested stockholder or any affiliate of such interested stockholder.
      3. For purposes of this Article:

(a) an “interested stockholder” is any person who is, or at any time within the preceding twelve (12) months has been, the beneficial owner of ten percent (10%) or more of the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors;

(b) “noninterested outstanding shares” are the issued and outstanding shares of the Corporation entitled to vote in elections of directors, other than any shares beneficially owned by a person who is an interested stockholder;

(c) any specified person shall be deemed to be the “beneficial owner” of shares of capital stock of the Corporation which:

(i) such specified person or any of its affiliates or associates (as hereinafter defined) owns, directly or indirectly, whether of record or not;

(ii) such specified person or any of its affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding, whether written or unwritten, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote, or the right to direct the voting of, pursuant to any agreement, arrangement, or understanding; or

(iii) are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (i) and (ii), above) by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Corporation or any subsidiary;

(d) a “person” is any individual, firm, corporation, trust, or other entity;

(e) an “affiliate” of a specified person is any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person;

(f) an “associate” of a specified person is:

(i) any person (other than the Corporation or any subsidiary) of which such specified person is a director, officer, or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

(ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; or

(iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director, officer, or partner of or in any corporation or organization, or of or in the parent of any corporation or organization, in which such specified person is a director, officer, or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

(g) a “continuing director” is a person who was a duly elected and acting member of the Board of Directors prior to the time such interested stockholder became an interested stockholder and who is not an affiliate or associate of such interested stockholder, or a person designated (before his initial election as a director) as a continuing director by a majority of the then continuing directors; and

(h) a “subsidiary” is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.
      4. For purposes of determining whether a person owns beneficially ten percent (10%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (i), (ii), or (iii) of Section 3.(c) above but shall not include any other shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.
      5. A majority of the continuing directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such directors:

(a) whether any person is an interested stockholder;

(b) the fair market value of consideration other than cash to be received by the holders of the Common Stock of the Corporation in any transaction described in this Article;

(c) the per share book value of the Common Stock of the Corporation at the end of the calendar month immediately preceding the consummation of any transaction described in this Article; and

(d) whether any person is an affiliate or associate of another.
      6. Notwithstanding the provisions of Article II of the Corporate Bylaws, the provisions of this Article may not be amended, modified, or repealed unless authorized and approved by both the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the stock of the Corporation entitled to vote in elections of directors, voting as one class for the purposes of this Article, and the affirmative vote of the holders of not less than eighty percent (80%) of the noninterested outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting as one (1) class for purposes of this Article.

ARTICLE VIII
REQUIRED VOTE
The voting requirements set forth in each of Sections 180.1003(3) (relating to amendments to the Corporation’s Articles of Incorporation); 180.1103(3) (relating to a merger of the Corporation); 180.1202(3) (relating to a sale of assets of the Corporation not in the ordinary course); 180.1402(3) (relating to a dissolution of the Corporation); and 180.1404(2) (relating to revoking a dissolution of the Corporation), of the Wisconsin Business Corporation Law, shall apply to the Corporation as set forth therein and Section 180.1706 (relating to super majority voting requirements with respect to the above listed sections) shall not apply to the Corporation.

2006 Annual Meeting of Shareholders
You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp to be held at the Milwaukee Art Museum, 700 North Art Museum Drive, Milwaukee, Wisconsin, at 11:00 a.m. on Wednesday, April 26, 2006.
Beginning at 10:00 a.m., we will again present an economic/investment update. Associated’s Wealth Management professionals will provide an update on the equity market and interest rate environment as they affect us as investors. If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. A continental breakfast is planned for 9:00 a.m.

Whether or not you plan to attend the annual meeting of shareholders, it is important that all shares be represented. Please vote and sign the proxy card printed on the reverse. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the Internet.

We look forward to seeing you on April 26.
THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT!
Do Not Return This Proxy Card if you are voting via the Internet.

ASSOCIATED BANC-CORP
1200 Hansen Road, Green Bay, WI 54304
This Revocable Proxy Is Solicited On Behalf Of
The Board Of Directors Of Associated Banc-Corp
For The Annual Meeting Of Shareholders To Be Held On April 26, 2006
The undersigned hereby appoints Ruth M. Crowley, Richard T. Lommen, and John C. Meng, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Associated Banc-Corp (“Associated”) held of record by the undersigned on February 17, 2006, at the Annual Meeting of Shareholders to be held on April 26, 2006, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3. If other matters come before the meeting, this proxy will be voted in accordance with the best judgment of the proxies appointed.
The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2 and 3.

Questions/Comments

(If you noted any questions/comments above, please mark corresponding box on other side.)
ALL VOTES ARE IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE OR VOTE VIA THE INTERNET.

1200 HANSEN ROAD
GREEN BAY, WI 54304

: VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
* VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Associated Banc-Corp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

Your comments and questions are welcome
For your convenience, we are providing space on the reverse side of this proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated. You may e-mail comments or concerns to shareholders@associatedbank.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ASBNC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ASSOCIATED BANC-CORP
Vote on Directors

1. Election of Directors	For	Withhold	For All
	All	All	Except
	☐	☐	☐
01 Karen T. Beckwith
02 Ronald R. Harder
03 J. Douglas Quick

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals		For	Against	Abstain

2.	To approve the Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors.	☐	☐	☐

3.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for Associated for the year ending December 31, 2006.	☐	☐	☐
Such other matters as may properly come before the meeting and all adjournments thereof.
Receipt of Notice of said meeting and of the Proxy Statement and Annual Report of Associated is hereby acknowledged. Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For questions and/or comments, please check this box and	☐
write them on the back where indicated.
		Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

SPECIAL ACTION	Yes	No

Please indicate if you plan to attend the Economic/Investment Seminar	☐	☐
Please indicate if you plan to attend the Shareholders Meeting	☐	☐

Signature (Joint Owners)	Date